                                                             EXHIBIT 99.8(n)(iv)

                                 AMENDMENT NO. 3

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated March 4, 2002, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Minnesota Life Insurance Company, a Minnesota life insurance company, and Securian Financial Services, Inc., is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

                             Series I and II shares

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Demographic Trends Fund
AIM V.I. Diversified Dividend Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Equity Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Small Cap Growth Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    Variable Annuity Account

-    Minnesota Life Variable Life Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-    Multi-Option Classic Variable Annuity

-    Multi-Option Achiever Variable Annuity

-    Multi-Option Advisor Variable Annuity

-    Multi-Option Legend Variable Annuity

-    TBA Variable Annuity June 2007

-    Variable Adjustable Life

-    Variable Adjustable Life - Second Death

-    Variable Adjustable Life - Horizon

-    Variable Adjustable Life - Summit

-    Variable Adjustable Life - Survivor

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: October 1, 2006

                                            AIM VARIABLE INSURANCE FUNDS


Attest:                                     By:
       ----------------------------            ---------------------------------
Name: Jim Coppedge                          Name: Philip A. Taylor
Title: Assistant Secretary                  Title: President


                                            A I M DISTRIBUTORS, INC.


Attest:                                     By:
       ----------------------------            ---------------------------------
Name: P. Michelle Grace                     Name: Gene L. Needles
Title: Assistant Secretary                  Title: President


                                            MINNESOTA LIFE INSURANCE COMPANY


Attest:                                     By:
       ----------------------------            ---------------------------------
Name: Michael Boyle                         Name: Robert J. Ehren
Title: Counsel                              Title: Vice President


                                            SECURIAN FINANCIAL SERVICES, INC.


Attest:                                     By:
       ----------------------------            ---------------------------------
Name: Michael Boyle                         Name: George I. Connolly
Title: Counsel                              Title: President